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                                                                   Exhibit 23.1


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-31427) and Prospectus relating to the registration of 61,660,397 shares of common stock of American Financial Group Holdings, Inc. and to the incorporation by reference therein of our reports dated March 25, 1997, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. and the financial statements and schedules of American Financial Enterprises, Inc. included in their Annual Reports (Forms 10-K, as amended) for the year ended December 31, 1996, filed with the Securities and Exchange Commission and to the use of our report dated July 15, 1997, with respect to the financial statements of American Financial Group Holdings, Inc. included in the Registration Statement and related Prospectus referred to above.


Cincinnati, Ohio
October 10, 1997

                                        ERNST & YOUNG LLP